(LOGO) First Union

First Union National Bank
NC1075
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC 28288-1075

MANAGEMENT'S ASSERTION

As of and for the year ended  December 31, 1999,  First Union National Bank (the
Bank) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers, except for minimum servicing standards V.4. and VI. 1., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans. As of and for the same period, the Bank had in effect fidelity bond and errors and omissions policies in the amount of $200 million and $20 million, respectively.



John M. Church
Managing Director/Senior Vice President
First Union National Bank
February 4, 2000
Date

Timothy S. Ryan
Director/Vice President
First Union National Bank
February 4, 2000
Date

John V. Gannon
Vice President
First Union National Bank
Residential Master Servicing
February 4, 2000
Date

Jeffrey B. Mandel
Vice President
First Union National Bank
Residential Master Servicing
February 4, 2000
Date